Exhibit 21
SUBSIDIARIES
A list of subsidiaries of Kenvue Inc. as of December 28, 2025 is set forth below, indicating as to each the state or other jurisdiction of incorporation or organization.

Name of Subsidiary	Jurisdiction
Backsvalan 6 Handelsbolag	Sweden
Beijing Dabao Cosmetics Co., Ltd.	China
Carlo Erba OTC S.r.l.	Italy
JNTL (APAC) HoldCo 2 LLC	Delaware
JNTL (APAC) HoldCo 3 Pte. Ltd.	Singapore
JNTL (APAC) HoldCo LLC	Delaware
JNTL (APAC) HoldCo Pte. Ltd.	Singapore
JNTL (Canada) HoldCo ULC	Canada
JNTL (Malaysia) Sdn. Bhd.	Malaysia
JNTL (Puerto Rico) HoldCo GmbH	Switzerland
JNTL (Russia) HoldCo LLC	Delaware
JNTL (Shanghai) Investment Co., Ltd.	China
JNTL (Shanghai) Investment Co., Ltd. Beijing Branch	China
JNTL (Shanghai) Investment Co., Ltd. Guangzhou Branch	China
JNTL (Shanghai) Investment Co., Ltd. Hangzhou Branch	China
JNTL (Switzerland) HoldCo GmbH	Switzerland
JNTL (UK) HoldCo Limited	United Kingdom
JNTL Consumer Health (Vietnam) Co. Ltd.	Vietnam
JNTL Consumer Health (Belgium) BV	Belgium
JNTL Consumer Health (Brazil) Ltda.	Brazil
JNTL Consumer Health (Brazil) Ltda. ( Comodato Extrema Branch)	Brazil
JNTL Consumer Health (Brazil) Ltda. ( Goiânia Branch)	Brazil
JNTL Consumer Health (Brazil) Ltda. ( Joao Pessoa Branch)	Brazil
JNTL Consumer Health (Brazil) Ltda. ( Nova Odessa Branch)	Brazil
JNTL Consumer Health (Brazil) Ltda. ( Sao Jose dos Campos Branch)	Brazil
JNTL Consumer Health (Czech Republic) s.r.o.	Czech Republic
JNTL Consumer Health (Dominican Republic), S.A.S.	Dominican Republic
JNTL Consumer Health (Finland) Oy	Finland
JNTL Consumer Health (France) SAS	France
JNTL Consumer Health (Hungary) Korlátolt Felelősségű Társaság	Hungary
JNTL Consumer Health (India) Private Limited	India

Johnson and Johnson Consumer Saudi Arabia	Saudi Arabia
JNTL Consumer Health (New Zealand) Limited	New Zealand
JNTL Consumer Health (Norway) AS	Norway
JNTL Consumer Health (Philippines) Inc.	Philippines
JNTL Consumer Health (Poland) sp. z o.o.	Poland
JNTL Consumer Health (Portugal), Limitada	Portugal
JNTL Consumer Health (Romania) S.R.L.	Romania
JNTL Consumer Health (Services) LLC	Delaware
JNTL Consumer Health (Slovakia), s.r.o.	Slovakia
JNTL Consumer Health (Spain), S.L.	Spain
JNTL Consumer Health (Taiwan) Limited	Taiwan
JNTL Consumer Health General Services BV	Belgium
JNTL Consumer Health I (Ireland) Limited	Ireland
JNTL Consumer Health I (Switzerland) GmbH	Switzerland
JNTL Consumer Health I (Switzerland) GmbH ( Latvian Representative Office)	Latvia
JNTL Consumer Health I (Switzerland), Branch office	Ireland
JNTL Consumer Health II (Switzerland) GmbH	Switzerland
JNTL Consumer Health K.K.	Japan
JNTL Consumer Health LLC	Egypt
JNTL Consumer Health Mexico, S. de R.L. de C.V.	Mexico
JNTL Consumer Health Middle East FZ-LLC	United Arab Emirates
JNTL HoldCo 2 LLC	Delaware
JNTL HoldCo 3 LLC	Delaware
JNTL HoldCo 8 LLC	Delaware
JNTL HoldCo LLC	Delaware
JNTL Holdings 2 LLC	Delaware
JNTL Holdings B.V.	Netherlands
JNTL Holdings LLC	Delaware
JNTL Russia HoldCo 1 Pte. Ltd	Singapore
JNTL Russia HoldCo 2 Pte. Ltd	Singapore
JNTL Turkey Tüketici Sağlığı Limited Şirketi	Turkey
Johnson & Johnson (Egypt) S.A.E.	Egypt
Johnson & Johnson (Thailand) Limited	Thailand
Johnson & Johnson Consumer (Hong Kong) Limited	Hong Kong
Johnson & Johnson Consumer (Thailand) Limited	Thailand
Johnson & Johnson Consumer Saudi Arabia Limited	Saudi Arabia
Johnson & Johnson de Venezuela, S.A.	Venezuela

Johnson & Johnson Korea Selling & Distribution LLC	Republic of Korea
Johnson & Johnson Korea, Ltd.	Republic of Korea
Johnson & Johnson Pacific Pty Limited	Australia
Johnson & Johnson Pte. Ltd.	Singapore
Johnson & Johnson Pte. Ltd. Korea Branch	Republic of Korea
Johnson & Johnson Pty Ltd	Australia
Johnson & Johnson Ukraine LLC	Ukraine
JTNL LLC	Russian Federation
Kenvue (Shanghai) Health Co., Ltd.	China
Kenvue (Shanghai) Healthcare Co., Ltd.	China
Kenvue Argentina S.A.	Argentina
Kenvue Austria GmbH	Austria
Kenvue Belgium NV	Belgium
Kenvue Brands LLC	Delaware
Kenvue Canada Inc.	Canada
Kenvue Chile S.A.	Chile
Kenvue Colombia S.A.	Colombia
Kenvue Costa Rica, S.A.	Costa Rica
Kenvue Ecuador S.A.	Ecuador
Kenvue EMEA Services Limited	United Kingdom
Kenvue France	France
Kenvue Germany GmbH	Germany
Kenvue Guatemala, S.A.	Guatemala
Kenvue Hellas Commercial Single Member S.A.	Israel
Kenvue Hellas Commercial Single Member S.A.	Greece
Kenvue Hellas Industrial Single Member S.A.	Greece
Kenvue Holdings France	France
Kenvue Italia S.P.A.	Italy
Kenvue Ltda.	Brazil
Kenvue Mexico, S.A. de C.V.	Mexico
Kenvue Netherlands B.V.	Netherlands
Kenvue Panama, S.A.	Panama
Kenvue Paraguay S.A.	Paraguay
Kenvue Peru S.A.	Peru
Kenvue SA Proprietary Limited	South Africa
Kenvue Solutions India Private Limited	India
Kenvue UK Limited	United Kingdom
McNeil AB	Sweden
McNeil Consumer Pharmaceuticals Co.	New Jersey

McNeil Denmark ApS	Denmark
McNeil Healthcare (Ireland) Limited	Ireland
McNeil Healthcare (UK) Limited	United Kingdom
McNeil Healthcare LLC	Delaware
McNeil Iberica S.L.	Spain
McNEIL MMP, LLC	New Jersey
McNeil Nutritionals, LLC	Delaware
McNeil Products Limited	United Kingdom
McNeil Sweden AB	Sweden
NeoStrata Company, Inc.	Delaware
NeoStrata UG (haftungsbeschränkt)	Germany
OGX Beauty Limited	United Kingdom
Pharmadirect Ltd.	Canada
Productos de Cuidado Personal y de La Salud de Bolivia S.R.L.	Bolivia
PT Integrated Healthcare Indonesia	Indonesia
PT Johnson & Johnson Indonesia	Indonesia
Shanghai Elsker For Mother & Baby Co., Ltd Minghang Branch	China
Shanghai Elsker For Mother & Baby Co., Ltd.	China
Shanghai Johnson & Johnson Pharmaceuticals Ltd.	China
Spectrum Vision Limited Liability Company	Ukraine
Union Global Assurance Company	Vermont
Vania Expansion	France
Vogue International LLC	Delaware
Zarbee's, Inc.	Delaware